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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K
                               __________________

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): December 3, 2001

                                   NTELOS Inc.
               (Exact Name of Registrant as Specified in Charter)

           Virginia                   0-16751                    54-1443350
   (State of Incorporation)   (Commission File Number)         (IRS Employer
                                                             Identification No.)

                                 P. O. Box 1990
                           Waynesboro, Virginia 22980
                    (Address of principal executive offices)

                                 (540) 946-3500
              (Registrant's telephone number, including area code)


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ITEM 5.  Other Events.

     In connection with the merger agreement, dated July 24, 2001 (the "Merger Agreement"), between NTELOS Inc. ("NTELOS") and Conestoga Enterprises, Inc. ("Conestoga"), on December 3, 2001, NTELOS issued the press release, attached hereto as Exhibit 99.1, announcing its termination of the Merger Agreement on December 3, 2001. NTELOS terminated the Merger Agreement after the Conestoga board of directors withdrew its recommendation of the Merger Agreement and Conestoga entered into a conditional merger agreement with D&E Communications, Inc. on November 21, 2001. Under the Merger Agreement with NTELOS, Conestoga must pay to NTELOS, as liquidated damages, a termination fee of $10,000,000. Pursuant to the terms of its June, 2001, commitment letter with NTELOS, Welsh, Carson, Anderson & Stowe ("WCAS") is entitled to fifty percent (50%) of the termination fee in lieu of a commitment fee, plus expenses. WCAS had committed to fund the cash portion of the consideration under the Merger Agreement, which represented up to fifty-eight percent (58%) of the total merger consideration and up to $200,000,000.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.


         EXHIBIT     DESCRIPTION
         -------     -----------
          99.1      Press release dated December 3, 2001.
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NTELOS Inc.
                              (Registrant)

                              By: /s/ Michael B. Moneymaker
                                  ----------------------------------------
                                  Michael B. Moneymaker
                                  Senior Vice President and Chief Financial
                                  Officer, Treasurer and Secretary





Date: December 3, 2001